UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2007

Nascent Wine Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120949	82-0576512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2355-A Paseo de las Americas
San Diego, California		92154
(Address of Principal Executive Offices)		(Zip Code)

(619) 661-0458

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

In connection with the Acquisition and simultaneously with entering into the Pasani Purchase Agreement (both as defined and described in Item 2.01), Nascent Wine Company, Inc., doing business as Nascent Foodservice, Inc. (the “Company”), entered into a Trademark License and Purchase Agreement (the “License Agreement”) with One Seven Props, Inc., a Texas corporation (“One Seven”), whereby One Seven granted to the Company an exclusive, one-year license to use the Licensed Marks (as defined in the License Agreement) in the United States and Mexico, in exchange for a license fee of USD $2,000,000.  In addition, pursuant to the License Agreement, on the one-year anniversary of the execution of the License Agreement, the Company will purchase the Licensed Marks for a purchase price of USD $2,500,000.

The License Agreement is attached as an exhibit to this Form 8-K.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On May 11, 2007, the Company entered into a Stock Purchase Agreement (the “Pasani Purchase Agreement”) with Pasani S.A. de C.V., a Mexican corporation (“Pasani”), and the shareholders of Pasani, Alejandro Gutierrez Pederzini (“Mr. Pederzini”) and Leticia Gutierrez Pederzini (together with Mr. Pederzini, the “Shareholders”), whereby the Company purchased (the “Acquisition”) from the Shareholders 100% of the outstanding capital stock of Pasani (“Pasani Common Stock”), in exchange for issuing a Promissory Note to the Shareholders in the principal amount of USD $1,500,000 (the “Note”).

The principal amount due under the Note accrues interest at a rate of 8% per annum, of which $500,000 in principal plus all accrued but unpaid interest thereon is due and payable on November 11, 2007, with the remaining $1,000,000 in principal plus all accrued but unpaid interest due and payable on May 11, 2008; provided, however, that the Shareholders may convert all or any portion of the principal and interest due under the Note into shares of common stock of the Company at a price of USD $1.40 per share at any time prior to repayment in full of the Note.  To secure its obligations under the Note, the Company entered into a Pledge on Shares Agreement dated May 11, 2007 with Rafael Morales and the Shareholders, whereby the Company and Rafael Morales pledged 100% of the Pasani Common Stock to the Shareholders (the “Pledge Agreement”).  In addition, pursuant to the terms of the Pasani Purchase Agreement, the Shareholders received a power of attorney to vote the Pasani Common Stock until the Note has been paid in full or converted.

In connection with the Acquisition, the Company entered into a Membership Interest Purchase Agreement dated May 11, 2007 (the “Eco Pak Purchase Agreement”) with Eco Pak Distributing LLC, a Texas limited liability company (“Eco Pak”), and Mr. Pederzini, whereby the Company purchased from Mr. Pederzini 100% of the outstanding membership interests in Eco Pak for a purchase price of USD $100,000.

As a result of the Acquisition, Pasani and Eco Pak are now wholly-owned subsidiaries of the Company.  Following the closing of the Acquisition, pursuant to the Pasani Purchase Agreement: (i) the Company shall provide USD $1,000,000 in working capital to Pasani; (ii) the members of Pasani’s current management team and key personnel shall be offered executive positions and employment agreements with Eco Pak; (iii) Mr. Pederzini shall retain operational control of Pasani until the Note is paid in full or converted; and (iv) Mr. Pederzini shall enter into a non-competition and non-disclosure agreement on terms that are mutually satisfactory to the Company and Mr. Pederzini.

The Pasani Purchase Agreement, the Note, the Pledge Agreement, the Eco Pak Purchase Agreement and the Company’s press release announcing the Acquisition are attached as exhibits to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)           None.

(b)           None.

(c)           None.

(d)           Exhibits.

10.1                           Stock Purchase Agreement, dated May 11, 2007, by and among Nascent Wine Company, Inc., Pasani S.A. de C.V., and the Shareholders of Pasani S.A. de C.V.

10.2                           Promissory Note, dated as of May 11, 2007, in the principal amount of $1,500,000, made by Nascent Wine Company, Inc. in the name of Alejandro Gutierrez Pederzini and Leticia Gutierrez Pederzini.

10.3                           Pledge on Shares Agreement, dated May 11, 2007, by and among Nascent Wine Company, Inc., Alejandro Gutierrez Pederzini and Leticia Gutierrez Pederzini.

10.4                           Trademark License and Purchase Agreement, dated May 11, 2007, by and between Nascent Wine Company, Inc. and One Seven Props, Inc.

10.5                           Membership Interest Purchase Agreement, dated May 11, 2007, by and among Nascent Wine Company, Inc., Eco Pak Distributing LLC and Alejandro Gutierrez Pederzini.

99.1                           Press Release dated May 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nascent Wine Company, Inc.
(Registrant)

Date: May 15, 2007	By:	/s/ Sandro Piancone
		Name:	Sandro Piancone
		Its:	Chief Executive Officer